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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1997, in the Registration Statement (Form
S-4 No. 333-   ) and related Prospectus of Pen-Tab Industries, Inc. for the
Offer to Exchange its Series B 10 7/8% Senior Subordinated Notes due 2007 for any and all of its outstanding 10 7/8% Senior Subordinated Notes due 2007.


                                                  /s/ Ernst & Young LLP

Vienna, Virginia
April 3, 1997